Exhibit 99.1

RTI Surgical® Announces First Quarter 2019 Results

Overall Performance Boosted by Initial Integration of Paradigm Spine

Deerfield, Ill., May 2, 2019 – RTI Surgical Holdings, Inc. (Nasdaq: RTIX), a global surgical implant company, reported operating results for the first quarter of 2019.

First Quarter 2019 Highlights:

•	Revenue of $69.7 million, inclusive of $2.0 million from acquisition of Paradigm Spine

•	Net loss of $9.1 million, inclusive of $9.0 million of net non-recurring acquisition and integration expenses

•	Adjusted EBITDA of $6.6 million, or 10% of revenue

•	Completed acquisition of Paradigm Spine and its primary product the coflex® Interlaminar Stabilization® device

“RTI Surgical experienced a solid start to 2019, completing the acquisition of Paradigm Spine and making significant progress integrating the coflex device into our growing and increasingly differentiated spine portfolio,” said Camille Farhat, President and CEO, RTI Surgical. “To drive the continued adoption and growth of coflex and our novel spine products, we are focused on accelerated reimbursement, physician engagement and sales execution. To that end, we have restructured and expanded our spine commercial team to focus on growing our customer base and better supporting our surgeon customers with enhanced resources and specialized training.”

Farhat continued, “RTI’s overall performance in the first quarter of 2019 reflects the continued strategic and operational progress made towards reducing complexity, driving operational excellence and accelerating the growth of the company.”

First Quarter 2019

RTI’s worldwide revenues for the first quarter of 2019 were $69.7 million, compared with $69.9 million during the same period in the prior year. Gross profit for the first quarter of 2019 was $38.0 million, or 54.5% of revenues, a significant increase compared to $33.7 million, or 48.2% of revenues, in the first quarter of 2018. Gross profit for the first quarter of 2018 was impacted by an inventory charge of $1.0 million from the write-off of inventory related to our international restructuring and $0.2 million due to the purchase accounting step-up of Zyga inventory.

During the first quarter of 2019, RTI incurred $9.0 million in non-recurring pre-tax acquisition and integration costs related primarily to its acquisition of Paradigm Spine LLC. During the first quarter of 2018, the company incurred $1.8 million of non-recurring charges.

Net loss applicable to common shares was $9.1 million, or $0.14 per fully diluted common share in the first quarter of 2019, compared to net loss applicable to common shares of $1.9 million, or $0.03 per fully diluted common share in the first quarter of 2018. As outlined in the reconciliation tables that follow, excluding the impact of the acquisition and integration charges, Adjusted Net Income applicable to common shares was $0.5 million, or $0.01 per fully diluted common share in the first quarter of 2019 compared to $0.5 million, or $0.01 per fully diluted common share, in the first quarter of 2018.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the first quarter of 2019 was $6.6 million, or 10% of revenues, compared with $7.8 million, or 11% of revenues for the first quarter of 2018. The decline in Adjusted EBITDA was primarily driven by increased patent litigation costs and operating expenses resulting from accelerating growth due to incremental operating costs from the acquisition of Paradigm Spine completed in early March of 2019, and partially offset by gross margin expansion associated with the efforts to reduce complexity and increase operational excellence initiated during 2018.

Fiscal 2019 Outlook

Based on our recent financial results and current business outlook, the Company confirms the following financial guidance for 2019:

•	The Company expects full year revenues in the range of approximately $325 million to $335 million, representing approximately 15% to 19% growth over the prior year.

•	The Company expects full year Adjusted EBITDA to be in the range of approximately $36 million to $40 million, representing approximately 7% to 19% growth over the prior year.

The Company noted that guidance is based on the following assumptions:

•	Relatively stable economic and market conditions and regulatory environment;

•	Ongoing positive impacts from efforts to reduce complexity and implement operational excellence;

•	The successful integration of Paradigm Spine which closed in early March 2019 and a positive EBITDA contribution from Paradigm Spine;

•	Sustained favorable reimbursement from private payers; and,

•	The successful ongoing transition from map3® to ViBone®.

Conference Call

RTI will host a conference call and audio webcast at 9:00 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International), using conference ID 4267595. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com/investors. A replay of the conference call will be available on RTI’s website for one month following the call.

About RTI Surgical Holdings, Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, plastic surgery, spine, orthopedic and trauma procedures and are distributed in more than 40 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com. Connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may include statements regarding the continued contribution of the OEM franchise to RTI’s growth, the impact of operational priorities on costs and their impact on RTI’s financial performance, RTI’s ability to meet its commitments, the implementation of RTI’s strategic initiatives, the acceleration of RTI’s growth, future performance and organic growth, the reduction in complexity of RTI’s operations, RTI’s ability to maintain partnerships in the organ procurement community, RTI’s ability to expand the number of patients it is able to serve, the impact of the transition from map3® to ViBone®, our growth strategy in spine, the expected integration of, and potential impact from, the Paradigm Spine, LLC acquisition, the integration of Zyga’s operations, the success of our new product development efforts, anticipated financial results, growth rates, new product introductions, future operational improvements, fiscal 2019 guidance and underlying assumptions. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including RTI’s ability to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from RTI, general economic conditions, as well as those within RTI’s industry, RTI’s ability to integrate acquisitions into existing operations, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

MEDIA AND INVESTOR CONTACT:

Molly Poarch

mpoarch@rtix.com

+1 224 287 2661

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three months ended
	March 31,
	2019	2018
Revenues	$69,741	$69,890
Costs of processing and distribution	31,737	36,208

Gross profit	38,004	33,682

Expenses:
Marketing, general and administrative	31,883	28,389
Research and development	4,336	3,421
Severance and restructuring costs	—	884
Asset abandonments	15	129
Acquisition and integration expenses	8,957	800

Total operating expenses	45,191	33,623

Operating (loss) income	(7,187)	59

Total other expense - net	(1,504)	(775)

Loss before income tax provision	(8,691)	(716)
Income tax provision	(396)	(249)

Net loss	(9,087)	(965)

Convertible preferred dividend	—	(966)

Net loss applicable to common shares	$(9,087)	$(1,931)

Net loss per common share - basic	$(0.14)	$(0.03)

Net loss per common share - diluted	$(0.14)	$(0.02)

Weighted average shares outstanding - basic	65,675,203	63,150,009

Weighted average shares outstanding - diluted	65,675,203	63,150,009

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months
	Ended March 31,
	2019	2018
Net loss applicable to common shares	$(9,087)	$(1,931)
Interest expense, net	1,473	824
Provision for income taxes	396	249
Depreciation	2,739	2,623
Amortization of intangible assets	957	961

EBITDA	(3,522)	2,726
Reconciling items impacting EBITDA
Preferred dividend	—	966
Non-cash stock based compensation	1,163	1,280
Foreign exchange loss (gain)	31	(49)
Other reconciling items *
Inventory write-off	—	1,023
Inventory purchase price adjustment	—	206
Severance and restructuring costs	—	884
Acquisition and integration expenses	8,957	800

Adjusted EBITDA	$6,629	$7,836

Adjusted EBITDA as a percent of revenues	10%	11%

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Common Shares and Net Loss Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands except per share data)

	Three Months Ended
	March 31, 2019		March 31, 2018
	Net		Net
	(Loss) Income	Amount	(Loss) Income	Amount
	Applicable to	Per Diluted	Applicable to	Per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$(9,087)	$(0.14)	$(1,931)	$(0.03)
Severance and restructuring costs	—	—	884	0.01
Inventory purchase price adjustment	—	—	206	0.00
Inventory write-off	—	—	1,023	0.02
Acquisition and integration expenses	8,957	0.13	800	0.01
Tax effect on adjustments	617	0.01	(493)	(0.01)

Adjusted*	$487	$0.01	$489	$0.01

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

Amount Per Diluted Share may not foot due to rounding.

Use of Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating Adjusted Net Income Applicable to Common Shares-Diluted. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables listed above.

The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three months ended March 31, 2019 and 2018. Management removes the amount of these costs including the tax effect on the adjustments from our operating results to supplement a comparison to our past operating performance.

Severance and restructuring costs – These costs relate to the reduction of our organizational structure, primarily driven by simplification of our international operating infrastructure, specifically our distribution model.

Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Zyga inventory that was sold during the three months ended March 31, 2018.

Inventory write-off – These costs relate to an inventory write-off due to the rationalization of our international distribution infrastructure.

Acquisition and integration expenses – These costs relate to acquisition and integration expenses due to the purchase of Paradigm and Zyga in 2019 and 2018, respectively.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended
	March 31,
	2019	2018
	(In thousands)
Revenues:
Spine	$20,005	$19,263
Sports	13,779	13,435
OEM	28,991	30,120
International	6,966	7,072

Total revenues	$69,741	$69,890

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31,	December 31,
	2019	2018
Assets
Cash	$6,043	$10,949
Accounts receivable - net	55,670	48,351
Inventories - net	114,365	107,471
Prepaid and other assets	9,860	8,791

Total current assets	185,938	175,562
Property, plant and equipment - net	79,235	77,954
Goodwill	308,345	59,798
Other assets - net	50,208	47,872

Total assets	$623,726	$361,186

Liabilities and Stockholders’ Equity
Accounts payable	$23,315	$26,309
Accrued expenses and other current liabilities	29,817	29,591

Total current liabilities	53,132	55,900
Deferred revenue	1,535	744
Long-term liabilities	266,642	54,692

Total liabilities	321,309	111,336
Preferred stock	66,272	66,226
Stockholders’ equity:
Common stock and additional paid-in capital	490,339	428,338
Accumulated other comprehensive loss	(7,663)	(7,270)
Accumulated deficit	(246,531)	(237,444)

Total stockholders’ equity	236,145	183,624

Total liabilities and stockholders’ equity	$623,726	$361,186

RTI SURGICAL HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months
	Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(9,087)	$(965)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,696	3,584
Stock-based compensation	1,163	1,280
Amortization of deferred revenue	(1,292)	(1,217)
Other items to reconcile to net cash used in operating activities	(10,165)	(4,131)

Net cash used in operating activities	(15,685)	(1,449)

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,477)	(2,118)
Patent and acquired intangible asset costs	(328)	(330)
Acquisition of Zyga Technology	—	(21,000)
Acquisition of Paradigm Spine	(99,921)	—

Net cash used in investing activities	(103,726)	(23,448)

Cash flows from financing activities:
Proceeds from long-term obligations	115,000	20,000
Payments of debt issuance costs	(729)	—
Payments on long-term obligations	—	(5,125)
Other financing activities	284	1,394

Net cash provided by financing activities	114,555	16,269

Effect of exchange rate changes on cash and cash equivalents	(50)	59

Net decrease in cash and cash equivalents	(4,906)	(8,569)
Cash and cash equivalents, beginning of period	10,949	22,381

Cash and cash equivalents, end of period	$6,043	$13,812